AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1999

                                                     Registration No. 333- 71545

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  SEITEL, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                              76-0025431
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

                              50 BRIAR HOLLOW LANE
                                 7TH FLOOR WEST
                              HOUSTON, TEXAS 77027
                                 (713) 881-8900

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

              PAUL A. FRAME, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  SEITEL, INC.
                              50 BRIAR HOLLOW LANE
                                 7TH FLOOR WEST
                              HOUSTON, TEXAS 77027
                                 (713) 881-8900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                               WILLIAM MARK YOUNG
                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                           1000 LOUISIANA, SUITE 3400
                              HOUSTON, TEXAS 77002
                                  (713)276-5864

     APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT UNTIL SUCH TIME THAT ALL OF THE SHARES REGISTERED HEREUNDER HAVE BEEN SOLD.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    -----
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                            -----
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                       -----
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.
                 -----
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                               -----
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                           SUBJECT TO COMPLETION
                                                                     MAY 7, 1999


PROSPECTUS

                         355,733 SHARES OF COMMON STOCK

                                  SEITEL, INC.

                           ---------------------------


     The selling stockholders, who acquired shares of our common stock as general partners of one or more partnerships organized by us to invest in oil and gas properties, may use this prospectus to sell up to 355,733 shares of our common stock. We will not receive any of the proceeds from the sales.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "SEI."


     The address of our principal executive office is 50 Briar Hollow Lane, 7th Floor, West Building, Houston, Texas 77027, and our telephone number is
(713)881-8900.


                           ---------------------------


     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                           ---------------------------



     The selling stockholders are offering the shares of common stock at the market price or at other prices as described in the "Plan of Distribution" section of this prospectus. On May 6, 1999, the closing price of the common stock on the New York Stock Exchange was $16.750 per share.


                           ---------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------



                                        , 1999
                                  ------


     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION.


OUR OPERATIONS AND SEISMIC DATA ARE GEOGRAPHICALLY CONCENTRATED IN THE U.S. GULF COAST REGION. BECAUSE OF THIS GEOGRAPHIC CONCENTRATION, OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED BY EVENTS RELATING SOLELY TO THIS REGION EVEN IF GENERAL CONDITIONS IN THE OIL AND GAS INDUSTRY ARE FAVORABLE.

     Most of the seismic data in our seismic data library, as well as most of our existing interests in oil and gas properties, are located along the coast and offshore in the U.S. Gulf of Mexico. Because of this geographic concentration, our results of operations could be adversely affected by events relating solely to this region even if general conditions in the oil and gas industry are favorable. Some examples of possible events that would adversely affect only the U.S. Gulf Coast region would be changes in governmental regulations adversely affecting offshore drilling in the U.S. Gulf of Mexico, shortages of drilling or other necessary equipment in this region, or increases in gas transportation costs from this region to the Northeastern U.S. where much of the gas produced in this region is consumed.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

     Our operations are dependent upon a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on us. We use equity ownership and other incentives to attract and retain our employees. In addition, we have employment agreements with our President and Chief Executive Officer, Paul A. Frame, Executive Vice President and Chief Operating Officer, Horace A. Calvert, and Executive Vice President of Finance and Chief Financial Officer, Debra D. Valice.

WE HAVE APPROXIMATELY 5.7 MILLION SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALES. SALES OF SUBSTANTIAL AMOUNTS OF THESE SHARES MAY CAUSE A SIGNIFICANT DECLINE IN THE PREVAILING MARKET PRICE OF OUR COMMON STOCK.

     The effect, if any, that future sales of shares of our capital stock, or the availability of shares of capital stock for future sale will have on the market price of our stock prevailing from time to time is uncertain. Almost all of the approximately 5.7 million shares of common stock held by or issuable under options, warrants and other rights granted prior to the date of this prospectus and exercisable within 60 days of the date of this prospectus to our directors and executive officers are eligible for sale currently or immediately upon exercise. Sales of substantial amounts of common stock (including shares issued upon the exercise of stock options or warrants), or the perception that sales of substantial amounts of common stock could occur, could adversely affect prevailing market prices for the common stock.

                     INCORPORATION OF DOCUMENTS BY REFERENCE


     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the SEC.

         Annual Report on Form 10-K for the year ended December 31, 1998.

         Annual Report on Form 10-K/A for the year ended December 31, 1998.

         The description of our common stock contained in our Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Seitel, Inc.
                  Investor Relations
                  50 Briar Hollow Lane
                  7th Floor West
                  Houston, Texas  77027
                  (713) 881-8900

                           FORWARD-LOOKING STATEMENTS


     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.


     These forward-looking statements are identified by their use of terms and phrases such as "anticipate," believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Risk Factors," "The Company" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

     These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. These risks include industry conditions; operating risks; our dependence on key personnel; the geographic concentration of our operations; and governmental regulations.

     Our risks are more specifically described in "Risk Factors" and in our Annual Report on Form 10-K, which are incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

                                   THE COMPANY

     We are located in Houston, Texas. We are a leading provider of seismic data and related geophysical services and expertise to the petroleum industry. We have evolved into a diversified energy concern with several niche operations, including one of the largest independent seismic data libraries in the United States; three-dimensional seismic data processing and interpretation technology; and direct participation in exploration, development and ownership of natural gas and crude oil reserves.

     Since our inception in 1982, we have been engaged in the development of a proprietary library of seismic data, created by both us and others. Our seismic data library is owned and marketed by Seitel Data, Ltd., a Texas limited partnership, and Olympic Seismic, Ltd., a Canadian corporation. Our wholly-owned subsidiaries constitute all of the limited and general partners of Seitel Data, Ltd. Olympic Seismic, Ltd. is also a wholly-owned subsidiary. Seitel Data, Ltd. and Olympic Seismic, Ltd. market the data library, which consists of both two-dimensional  ("2D")  and  three-dimensional  ("3D")  data,  to oil  and  gas companies under license agreements. Companies involved in oil and gas exploration and development use seismic surveys and the analysis of seismic data for the identification and definition of underground geological structures to determine the existence and location of subsurface hydrocarbons.

     Our integrated seismic data operations include our large 2D and 3D seismic library, our seismic data processing center and computer software, and our geophysical application experience in interpreting 3D data.

     In March 1993, we formed DDD Energy, Inc., a wholly-owned subsidiary, to participate directly in petroleum exploration, development and ownership of hydrocarbon reserves through cost and revenue sharing relationships with oil and gas producers. Our objective is to participate through DDD Energy in exploration and development programs which combine the Company's 3D and 2D seismic resources and related geophysical technologies with the geology and engineering expertise and land positions of selected petroleum producers.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     This prospectus relates to the sale by the selling stockholders named below from time to time of up to 355,733 shares of common stock.

     Each of the selling stockholders was a general partner in one or more of four partnerships that were organized to invest in oil and gas properties. Each selling stockholder was an officer, director or employee, or immediate family member of an officer, director or employee of our company or one of our subsidiaries when he or she became a partner in one of these partnerships. Our subsidiary, DDD Energy, acquired the assets of these partnerships effective October 1, 1998 in exchange for unregistered shares of our common stock being offered for sale as disclosed below. The assets of these partnerships consisted primarily of additional interests in oil and gas properties in which DDD Energy was already a working interest owner.

     The following table provides information with respect to the number of shares of common stock currently owned, offered hereby and to be owned by the selling stockholders after this offering assuming all offered shares are sold in this offering.



--------------------------------------------------------------------------------------------------------------------
                                                            NUMBER OF
                                                             SHARES                      SHARES BENEFICIALLY OWNED
                                                          BENEFICIALLY      SHARES          AFTER THE OFFERING
                                                          OWNED BEFORE      OFFERED    -----------------------------
                  SELLING STOCKHOLDERS                    THE OFFERING*<F1> HEREBY         NUMBER        PERCENT
--------------------------------------------------------------------------------------------------------------------
Herbert M. Pearlman, Chairman of the Board                  1,017,687        48,249          969,438         4.0%
Horace A. Calvert, Executive Vice President, Chief          1,511,750        45,169        1,466,581         5.9%
  Operating Officer and Director
David S. Lawi, Director                                       690,287        36,135          654,152         2.7%
Paul A. Frame, President, Chief Executive Officer and       1,715,086        35,682        1,679,404         6.7%
  Director
Debra D. Valice, Executive Vice President, Chief              371,785        29,804          341,981         1.4%
  Financial Officer and Director
Jay Silverman (2)<F4>                                         179,045        22,583          156,462          **<F2>
Jay Rives (1)<F3>                                              88,504        16,504           72,000          **<F2>
Jesse Marion (2)                                               15,543        15,543                0           0
Jay Green (1)<F3>                                             197,903        14,361          183,542          **<F2>
Rick Schmid (1)<F3>                                            99,167        13,921           85,246          **<F2>
Robert Simon (1)<F3>                                          270,695        11,765          258,930         1.1%
John E. Stieglitz, Director                                    34,085         8,085           26,000          **<F2>
Bob Choate (1)<F3>                                             54,086         7,249           46,837          **<F2>
William Lurie (3)<F5>                                          20,380         6,737           13,643          **<F2>
Marcia Kendrick, Chief Accounting Officer                     136,465         4,984          131,481          **<F2>
Sheryl Pearlman                                                19,554         4,554           15,000          **<F2>
Julia Pearlman                                                 19,515         4,515           15,000          **<F2>
Lee Pearlman                                                   19,515         4,515           15,000          **<F2>
Lawrence Marolda                                               19,515         4,515           15,000          **<F2>
Nicole Lawi                                                    42,015         4,515           37,500          **<F2>
Neil Lawi                                                      42,015         4,515           37,500          **<F2>
Christopher Talbot (1)<F3>                                    121,056         4,312          116,744          **<F2>
Alana Ruby (2)<F4>                                              2,796         2,796                0          0
Ray Freeman (1)<F3>                                            37,625         2,415           35,210          **<F2>
David Wegner (1)<F3>                                          135,976         1,774          134,202          **<F2>
Al Filipov (1)<F3>                                             39,410           536           38,874          **<F2>

-------------------------

*<F1> Includes shares that may be acquired within 60 days upon exercise of options and warrants.
**<F2>    Less than 1%
(1)<F3>   Employee of Seitel or a subsidiary
(2)<F4>   Former employee of Seitel or a subsidiary
(3)<F5>   Former director of Seitel

                              PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. We will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling stockholders will pay brokerage commission and similar selling expenses, if any, attributable to the sale of shares. The selling stockholders may sell shares from time to time in one or more types of transactions, including the following:

o    on the New York Stock Exchange;
o    in the over-the-counter market;
o    in negotiated transactions;
o through put or call options transactions relating to the shares; o through short sales of shares; or o through a combination of these methods of sale.


The selling stockholders may sell shares in block transactions. The selling stockholders will sell at market prices prevailing at the time of sale, or at negotiated prices. Sales by the selling stockholders may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers. These brokers or dealers may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal. Compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act. Any commissions received by broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities arising under the Securities Act.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. The prospectus delivery requirements of the Securities Act may include delivery through the facilities of the New York Stock Exchange under Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if they meet the criteria and conform to the requirements of that rule.

     The selling stockholders are required to notify us if they enter into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Upon receipt of the notice, we will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act, disclosing:

o the name of each participating selling stockholder and of the participating broker-dealer(s); o the number of shares involved;
o    the price at which the shares were sold;
o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable; o that the broker-dealer(s) did not conduct any investigation to verify the information set out or
o incorporated by reference in this prospectus; and other facts material to the transaction.

In addition, we will file a supplement to this prospectus if a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares.

     We granted registration rights to the oil and gas investment partnerships in which the selling stockholders were partners under a registration rights agreement among us and the partnerships. The selling stockholders acquired the rights and obligations of the partnerships under the registration rights agreement when the partnerships distributed the shares to the selling stockholders. The selling stockholders have agreed to indemnify us against civil liabilities resulting from failure by the selling stockholders to deliver a prospectus if required. The indemnified civil liabilities include any liabilities under the Securities Act or the Exchange Act resulting from any untrue or any alleged untrue statement of a material fact or omission of a material fact in the registration statement or a prospectus supplement. The selling stockholders have agreed to indemnify us only to the extent the liability relates to information supplied by the selling stockholder for inclusion in the registration statement or prospectus supplement.

     In order to comply with state securities laws, if applicable, the shares will be sold only through registered or licensed brokers or dealers in states that require that sales be made through registered or licensed brokers or dealers. Some states require that selling shareholders or the issuer of shares register or qualify shares for sale in that state, unless an exemption from registration or qualification is available and is obtained.


                                  LEGAL MATTERS

     The validity of the shares offered by this prospectus will be passed upon by Gardere Wynne Sewell & Riggs, L.L.P., 1000 Louisiana, Suite 3400, Houston, Texas 77002.

=======================           =======================================

YOU  SHOULD  RELY  ONLY
ON   THE    INFORMATION                       355,733 SHARES
CONTAINED    IN      OR
INCORPORATED         BY
REFERENCE   INTO   THIS                        SEITEL, INC.
PROSPECTUS. WE HAVE NOT
AUTHORIZED   ANYONE  TO
PROVIDE     YOU    WITH                       COMMON STOCK
INFORMATION   DIFFERENT
FROM THAT  CONTAINED IN
THIS   PROSPECTUS.  THE
SELLING    STOCKHOLDERS
ARE  OFFERING  T   SELL
SHARES  OF COMMON STOCK
AND  SEEKING  OFFERS TO
BUY  SHARES  OF  COMMON
STOCK     ONLY       IN
JURISDICTIONS     WHERE
OFFERS  AND  SALES  ARE                        PROSPECTUS
PERMITTED.




  TABLE OF CONTENTS


Incorporation of
  Documents by
  Reference...........2
Risk Factors..........2
Forward-Looking
  Statements..........3
The Company...........3
Use Of Proceeds.......4
Selling Stockholders..4
Plan Of Distribution..6
Legal Matters.........7

                                                      , 1999
                                               ------


=======================           =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee. The Registrant will pay all expenses in connection with the distribution of the shares of common stock being sold by the selling stockholders (including fees and expenses of counsel for the Company and the selling stockholders, and excluding any compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby).

Securities and Exchange Commission registration fee.....................  $1,360

Legal fees and expenses.................................................   5,000

Printing, EDGAR formatting and mailing expenses.........................     500

Accounting fees and expenses............................................   5,000

Miscellaneous...........................................................   2,500
                                                                        --------
     Total.............................................................. $14,360
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that if the person is found to be liable to the corporation, no indemnification shall be made except to the extent that the court determines that indemnification is fair and reasonable under the circumstances.

     Section 145(g) of the General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     Article Eighth of the Registrant's Certificate of Incorporation and Section Six of the Registrant's Bylaws give a director or officer the right to be indemnified by the Registrant to the fullest extent permitted under Delaware law.

     The above discussion of the Registrant's Certificate of Incorporation and Bylaws and of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, the Bylaws and the statutes.

ITEM 16. EXHIBITS.

     5.1 -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., regarding legality of securities.*


     23.1 -- Consent of  Gardere  Wynne  Sewell & Riggs,  L.L.P.  (included  in
             Exhibit 5.1).*


     23.2 -- Consent of Arthur Andersen LLP.


     23.3 -- Consent of Forrest A. Garb & Associates, Inc.


     24.1 -- Powers of Attorney (included on the signature page).*

* previously filed

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or to the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                   SEITEL, INC.

                                   BY: /s/ PAUL A. FRAME
                                      ------------------------------------------
                                   PAUL A. FRAME, President, Chief Executive
                                   Officer and Director (principal executive
                                   officer)

                                   BY: /s/ DEBRA D. VALICE
                                      ------------------------------------------
                                   DEBRA D. VALICE, Executive Vice President of
                                   Finance, Chief Financial Officer and Director (principal financial and accounting officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                          DATE
       ---------                        -----                          ----

 *                         Chairman of the Board of Directors        5/7/99
-------------------------
HERBERT M. PEARLMAN

/s/ Paul A. Frame          President, Chief Executive Officer        5/7/99
-------------------------  and Director
PAUL A. FRAME

                           Executive Vice President, Chief
/s/ Horace A. Calvert      Operating Officer and Director            5/7/99
-------------------------
HORACE A. CALVERT

                           Executive Vice President of
/s/ Debra D. Valice        Finance, Chief Financial Officer          5/7/99
-------------------------  and Director
DEBRA D. VALICE

 *                         Director                                  5/7/99
-------------------------
DAVID S. LAWI

 *                         Director                                  5/7/99
-------------------------
WALTER M. CRAIG, JR.

 *                         Director                                  5/7/99
-------------------------
FRED S. ZEIDMAN

 *                         Director                                  5/7/99
-------------------------
JOHN E. STIEGLITZ

 *                         Director                                  5/7/99
-------------------------
WILLIAM LERNER


 */s/ Debra D. Valice
  -----------------------
  DEBRA D. VALICE, Attorney-in-Fact

                                INDEX TO EXHIBITS

     EXHIBIT
        NO.                          DESCRIPTION
     -------                         -----------


      5.1 -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., regarding legality of securities.*

     23.1 --     Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in
                 Exhibit 5.1).*

     23.2 --     Consent of Arthur Andersen LLP.

     23.3 --     Consent of Forrest A. Garb & Associates, Inc.

     24.1 --     Powers of Attorney (included on the signature page).*

 * previously filed